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                                                                   EXHIBIT 23.30



                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                           2525 15th Street, Suite 311
                             Denver, Colorado 80211








CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Registration Statement of our report included herein dated March 10, 2000, on our audits of the consolidated balance sheet of TeleServices Internet Group Inc. (formerly TeleServices International Group Inc.) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended.




                                              /s/ Shumacher & Associates, Inc.
                                              ----------------------------------
                                              SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado
August 30, 2000